Exhibit 99.6

BY EMAIL AND FACSIMILE

May 12, 2014

Matthew J. Maletta

Vice President, Associate General Counsel and Secretary

Allergan, Inc.

2525 Dupont Drive

Irvine, CA 92612

maletta_matthew@allergan.com

Facsimile: (714) 246-4774

Re: Request for Stocklist Materials

Dear Mr. Maletta:

Pershing Square Capital Management, L.P., a Delaware limited partnership, submits this letter on behalf of PS Fund 1, LLC, a Delaware limited liability company (the “Requesting Stockholder”), which beneficially owns an aggregate of 28,878,538 shares of common stock, par value $.01 per share, of Allergan, Inc., a Delaware corporation (the “Company”). Attached as Exhibit A is documentary evidence of the Requesting Stockholder’s beneficial ownership of 28,878,538 shares of common stock of the Company as of May 9, 2014, and such documentary evidence is a true and correct copy of what it purports to be. The Requesting Stockholder continues to own the shares reflected on Exhibit A. In addition, attached as Exhibit B is the Schedule 13D and amendments thereto filed by Pershing Square Capital Management, L.P., which provide additional information regarding the Requesting Stockholder’s ownership of common stock of the Company.

Pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), the Requesting Stockholder hereby demands, during the Company’s usual hours for business, to inspect, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders and its other books and records, including the following information:

(a) A complete record or list of the holders of record of the outstanding shares of the Company’s capital stock (“Stock”), certified by the Company or its transfer agent and registrar, showing in respect of each such holder (A) the name, last known business, residence or mailing address, and telephone number of each such holder; (B) the number of shares of Stock held by each such holder; and (C) the account numbers of each such holder.

(b) A complete record or list of the participants to whom shares of Stock are attributable under any employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan of the Company in which voting of shares under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing in respect of each such participant (i) the name, last known business, residence or mailing address, and telephone number of each such holder; (ii) the number of shares of Stock attributable to each such participant in any such plan; and (iii) the name, business address and telephone number of the trustee or administrator of any such plan, and a detailed explanation of the voting treatment not only of shares of Stock for which the trustee or administrator receives instructions from participants, but also shares of Stock for which either they do not receive instructions or shares of Stock which are outstanding in any such plan but are unallocated to any participant.

(c) A complete record or list of the holders of Stock and respondent banks who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Company pursuant to Rule 14a-16(j)(2) of the Exchange Act.

(d) All transfer journals and daily transfer sheets showing changes in the names, addresses and number of shares of holders of Stock which are in or come into the possession or control of the Company or any of its transfer agents, registrars or proxy solicitors, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominees.

(e) All information in or which comes into possession or control of the Company or any of its transfer agents, registrars or proxy solicitors, or which can reasonably be obtained from The Depository Trust Company (DTC), brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, concerning the names, addresses and number of shares of Stock held by the participating brokers and banks named in the individual nominee names of Cede & Co., specifically with respect to Cede & Co., the DTC Daily Participant Lists (to be provided electronically daily), or other similar depositories or nominees, including respondent bank lists.

(f) All information in or that comes into the Company’s possession or control, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee (including Broadridge Financial Services, Mediant Communications and The Bank of New York), relating to the names of the beneficial owners of Stock pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, including a Non Objecting Beneficial Owners or “NOBO” list.

(g) All stop lists or stop transfer lists relating to any shares of Stock.

(h) All voting detail from the Company’s 2014 annual meeting of stockholders, including (i) detailed listing of register holders’ votes and (ii) copies of all votes of beneficial holders, including, but not limited to, all votes issued by Broadridge Financial Services, Mediant Communications, ProxyTrust and all other votes issued by any bank, broker, nominee or trust company, including any legal proxies.

(i) In respect of all information referred to in paragraphs (a) through (h) above, (i) electronic media containing such information, (ii) the computer processing data necessary for the Requesting Stockholder to make use of such information on electronic media, and (iii) a hard copy printout of such information for verification purposes (all information referred to in paragraphs (a) through (i), collectively, the “Stocklist Materials”).

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The Requesting Stockholder demands that all Stocklist Materials be made available to the Requesting Stockholder or its designees, as of the most recent date available, no later than the fifth business day after the date hereof, and as of any record or determination date established in connection with a special meeting, action by consent or other authorization or referendum of Allergan’s shareholders, no later than the fifth business day after notice thereof to the Company. In addition, the Requesting Stockholder demands that, up through and including the date of the Company’s annual meeting to elect directors in 2015, any updates, changes, modifications, corrections, additions or deletions to any of the Stocklist Materials (including, for the avoidance of doubt, DTC Daily Participant Lists) be immediately furnished to the Requesting Stockholder as requested by the Requesting Stockholder or as such updates, modifications, additions or deletions become available to the Company, its agents or other representatives.

The purpose of this demand is to enable the Requesting Stockholder to communicate with fellow stockholders of the Company on matters relating to their mutual interest as stockholders, such as those with respect to specific policies, actions, and affairs of the Company, including, without limitation, the solicitation of views regarding Valeant Pharmaceuticals International Inc.’s proposal to acquire the Company and the solicitation of proxies or written consents in connection with any election of the Requesting Stockholder’s nominees to the board of directors of the Company or any proposals submitted by the Requesting Stockholder for consideration at any annual or special meeting or in any action by written consent.

The Requesting Stockholder has designated and authorized, as its agent, to conduct the inspection and copying of the Stocklist Materials requested herein: (i) Kirkland & Ellis LLP, Sullivan & Cromwell LLP and their respective partners, associates, employees and other persons designated by Kirkland & Ellis LLP or Sullivan & Cromwell LLP; and (ii) D.F. King & Co., Inc., Mackenzie Partners Inc. and their respective employees or other persons designated by D.F. King & Co., Inc. or Mackenzie Partners Inc., in each case of (i) and (ii), acting together, singly or in combination. A copy of the power-of-attorney granted to such designees is attached hereto as Exhibit C. The Requesting Stockholder agrees to keep the Stocklist Materials confidential pursuant to the confidentiality agreement attached hereto as Exhibit D.

The Requesting Stockholder will bear the reasonable costs incurred by the Company in producing the records requested, which charge may not exceed the estimated cost of production, reproduction and transmission of such records.

Pursuant to Section 220 of the DGCL, the Company is required to respond to this demand within five business days of the date hereof. Accordingly, please advise the Requesting Stockholder’s counsel at Kirkland & Ellis LLP, Stephen Fraidin, Esq., at 212.446.4840 and Richard M. Brand, Esq., at 212.446.4840, as promptly as practicable within the requisite timeframe, when and where the Stocklist Materials will be made available to the Requesting Stockholder or its designees. If the Company contends that this demand is incomplete or is otherwise deficient in any respect, please notify the Requesting Stockholder immediately in writing, with a copy to (i) Stephen Fraidin, Esq., Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, telephone number 212.446.4840, facsimile number 212.446.4900, and email stephen.fraidin@kirkland.com; and (ii) Richard M. Brand, Esq., Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, telephone number 212.446.4840, facsimile number 212.446.4900, and email richard.brand@kirkland.com, setting forth the facts or law that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Requesting Stockholder will assume that the Company agrees that this demand complies in all respects with the requirements of the DGCL.

[Remainder of page intentionally left blank]

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Very truly yours,

PS Fund 1, LLC
By:	Pershing Square Capital Management, L.P.
its Investment Manager
By:	PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman
William A. Ackman, Managing Member

STATE OF NEW YORK         )

                                                   )

COUNTY OF NEW YORK     )

I, William A. Ackman, am the Chief Executive Officer of Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), and the managing member of PS Management GP, LLC. PSCM is the manager of PS Fund 1, LLC (“PS Fund 1”), the owner of 28,878,538 shares of common stock, par value $0.01 per share, of Allergan, Inc., a Delaware corporation. I am authorized to execute the foregoing demand by PSCM on behalf of PS Fund 1. The facts, statements and representations contained in the foregoing demand are true and correct under penalty of perjury to the best of my knowledge and belief.

/s/ William A. Ackman
William A. Ackman

Sworn to and subscribed before me this 12th day of May, 2014.

Notary Public

My Commission Expires: July 16, 2015

/s/ Bethany Yates Norvell

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EXHIBIT A

Evidence of Beneficial Ownership

UBS Securities LLC Prime Brokerage Services 1285 Avenue of the Americas New York, NY 10019

May 12, 2014

To whom it may concern:

This is to confirm that UBS Investment Bank (“UBS”) currently serves as a Prime Broker for PS Fund 1 LLC. As is typical of a prime brokerage relationship, the Funds can terminate their relationship with UBS at any time or appoint other prime brokers.

As of May 9, 2014, PS Fund 1 LLC held 28,878,538 shares of Allergan Inc (cusip 018490102) as UBS.

Please feel free to contact me should you have any questions.

Sincerely,

Peter Goldsmith

UBS Prime Brokerage Service

This letter is specifically limited to the information provided herein relating to each of the Fund’s prime brokerage accounts with UBS as of the date specified. The Fund may also be involved in other transactions with UBS (including with Prime Services) outside of the prime brokerage relationship. The information contained above is provided in good faith by UBS for informational purposes only. The data presented is static and does not take into account unsettled trades or other client activity that could effect balance information on a particular date. This information does not reflect any liabilities or client may have at other broker/dealers. Vendor pricing feeds used to aggregate the account value could contain errors that would effect the overall computation of a client’s balance. UBS shall not be held liable for any decisions, transactions, or other business undertaken in reliance of this information.

UBS Securities LLC is a subsidiary of UBS AG. UBS Investment Bank is a business group of UBS AG.

©UBS 2009. The key symbol and UBS are among the registered and unregistered trademarks of UBS. All rights reserved.

EXHIBIT B

Schedule 13D and amendments

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED

PURSUANT TO RULE 13d-2(a)

Under the Securities Exchange Act of 1934

ALLERGAN, INC.

(Name of Issuer)

Common Stock

(Title of Class of Securities)

018490102

(CUSIP Number)

Roy J. Katzovicz, Esq.

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

212-813-3700

With a Copy to:

Stephen Fraidin, Esq.

Richard M. Brand, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

212-446-4800

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

April 11, 2014

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box.  ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*	The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes)

13D

CUSIP No. 018490102	Page 2 of 11

1	Name of reporting person Pershing Square Capital Management, L.P.
2	Check the appropriate box if a member of a group (a) ☒ (b) ☐
3	SEC use only
4	Source of funds OO
5	Check box if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization Delaware
Number of shares beneficially owned by each reporting person with	7	Sole voting power 0
	8	Shared voting power 28,878,538
	9	Sole dispositive power 0
	10	Shared dispositive power 28,878,538
11	Aggregate amount beneficially owned by each reporting person 28,878,538
12	Check box if the aggregate amount in Row (11) excludes certain shares ☐
13	Percent of class represented by amount in Row (11) 9.7%(1)
14	Type of reporting person IA

(1)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 3 of 11

1	Name of reporting person PS Management GP, LLC
2	Check the appropriate box if a member of a group (a) ☒ (b) ☐
3	SEC use only
4	Source of funds OO
5	Check box if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization Delaware
Number of shares beneficially owned by each reporting person with	7	Sole voting power 0
	8	Shared voting power 28,878,538
	9	Sole dispositive power 0
	10	Shared dispositive power 28,878,538
11	Aggregate amount beneficially owned by each reporting person 28,878,538
12	Check box if the aggregate amount in Row (11) excludes certain shares ☐
13	Percent of class represented by amount in Row (11) 9.7%(2)
14	Type of reporting person OO

(2)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 4 of 11

1	Name of reporting person William A. Ackman
2	Check the appropriate box if a member of a group (see instructions) (a) ☒ (b) ☐
3	SEC use only
4	Source of funds (see instructions) OO
5	Check box if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization United States
Number of shares beneficially owned by each reporting person with	7	Sole voting power 0
	8	Shared voting power 28,878,538
	9	Sole dispositive power 0
	10	Shared dispositive power 28,878,538
11	Aggregate amount beneficially owned by each reporting person 28,878,538
12	Check box if the aggregate amount in Row (11) excludes certain shares ☐
13	Percent of class represented by amount in Row (11) 9.7%(3)
14	Type of reporting person IN

(3)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 5 of 11

ITEM 1.	SECURITY AND ISSUER

This statement on Schedule 13D relates to the common stock, par value $0.01 per share (the “Common Stock”), of Allergan, Inc., a Delaware corporation (the “Issuer”). The principal executive offices of the Issuer are located at: 2525 Dupont Drive, Irvine, California, 92612.

As of April 21, 2014, the Reporting Persons (defined below) beneficially owned an aggregate of 28,878,538 shares of Common Stock (which include 24,831,107 shares of Common Stock underlying American-style call options and 3,450,000 shares of Common Stock underlying forward purchase contracts), representing approximately 9.7% of the issued and outstanding shares of Common Stock of the Issuer.

Valeant Pharmaceuticals International, Inc., a corporation continued under the laws of British Columbia, Canada (“Valeant”), and Valeant Pharmaceuticals International, a Delaware corporation and a wholly owned subsidiary of Valeant (“Valeant USA”), are jointly filing a separate Schedule 13D reporting beneficial ownership of shares of Common Stock. The Reporting Persons may be deemed members of a “group” (within the meaning of Rule 13d-5 under the Exchange Act of 1934, as amended (the “Exchange Act”)) with Valeant and Valeant USA.

ITEM 2.	IDENTITY AND BACKGROUND

(a), (f) This statement is being filed by:

(i)	Pershing Square Capital Management, L.P., a Delaware limited partnership (“Pershing Square”);

(ii)	PS Management GP, LLC, a Delaware limited liability company (“PS Management”); and

(iii)	William A. Ackman, a citizen of the United States of America (together with Pershing Square and PS Management, the “Reporting Persons”).

The Reporting Persons have entered into a joint filing agreement, dated as of April 21, 2014, a copy of which is attached hereto as Exhibit 99.1.

(b) The address of the principal business and principal office of each of the Reporting Persons is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(c) Pershing Square’s principal business is to serve as investment advisor to certain affiliated funds.

PS Management’s principal business is to serve as the sole general partner of Pershing Square.

The principal occupation of William A. Ackman is to serve as the Chief Executive Officer of Pershing Square and the managing member of PS Management.

(d), (e) During the last five years, none of the Reporting Persons (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

ITEM 3.	SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

Pershing Square advises the account of PS Fund 1, LLC, a Delaware limited liability company (“PS Fund 1”), which is the entity that has acquired securities of the Issuer. As of April 21, 2014, Pershing Square beneficially acquired for the account of PS Fund 1 an aggregate of 28,878,538 shares of Common Stock (which includes 24,831,107 shares of Common Stock underlying American-style call options exercisable through dates ranging from March 4, 2015 to April 20, 2015 and 3,450,000 shares of Common Stock underlying forward purchase contracts) for total consideration of $3,217,819,947. The source of funding for such transactions was derived from capital contributed by funds advised by Pershing Square and by Valeant USA.

13D

CUSIP No. 018490102	Page 6 of 11

ITEM 4.	PURPOSE OF TRANSACTION

The Reporting Persons believe that the Issuer’s Common Stock is undervalued and is an attractive investment.

The Reporting Persons intend to engage in discussions with the Issuer and Issuer’s management and board of directors, other stockholders of the Issuer and other persons that may relate to governance and board composition, management, operations, business, assets, capitalization, financial condition, strategic plans and the future of the Issuer. The Reporting Persons may also take one or more of the actions described in subsections (a) through (j) of Item 4 of Schedule 13D and may discuss such actions with the Issuer and Issuer’s management and the board of directors, other stockholders of the Issuer and other persons.

The Reporting Persons intend to review their investments in the Issuer on a continuing basis. Depending on various factors and subject to the obligations described herein, including, without limitation, the Issuer’s financial position and strategic direction, actions taken by the board, price levels of shares of Common Stock, other investment opportunities available to the Reporting Persons, concentration of positions in the portfolios managed by the Reporting Persons, market conditions and general economic and industry conditions, the Reporting Persons may take such actions with respect to their investments in the Issuer as they deem appropriate, including, without limitation, purchasing additional shares of Common Stock or other financial instruments related to the Issuer or selling some or all of their beneficial or economic holdings, engaging in hedging or similar transactions with respect to the securities relating to the Issuer and/or otherwise changing their intention with respect to any and all matters referred to in Item 4 of Schedule 13D.

Valeant currently intends to propose a merger in which the Issuer’s shareholders will receive a combination of cash and Valeant common shares. Valeant has not yet determined the amount of cash and number of Valeant common shares it will offer, but it currently expects the cash component will total around $15 billion. Barclays and Royal Bank of Canada have indicated that they are prepared to deliver financing commitments covering the cash portion of the transaction at the time Valeant makes an offer.

Although Valeant currently expects to make an offer, it is under no obligation and provides no assurance it will do so. If Valeant fails to make an offer before May 2, 2014, the Reporting Persons will have the right to terminate the letter agreement described in Item 6 below and wind up PS Fund 1.

The Reporting Persons and Valeant intend to consult with each other in connection with their respective investments in Common Stock, as described in Item 6 below.

The disclosures in Item 6 are herein incorporated by reference.

ITEM 5.	INTEREST IN SECURITIES OF THE ISSUER

(a) , (b) Based upon the Issuer’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014, there were 299,108,984 shares of Common Stock issued and outstanding as of March 11, 2014.

Based on the foregoing, as of April 21, 2014, the 28,878,538 shares of Common Stock (which includes 24,831,107 shares of Common Stock underlying American-style call options and 3,450,000 shares of Common Stock underlying forward purchase contracts) (the “Subject Shares”) beneficially owned by the Reporting Persons represent approximately 9.7% of the shares of Common Stock issued and outstanding.

Pershing Square, as the investment adviser to PS Fund 1, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. As the general partner of Pershing Square, PS Management may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, William A. Ackman may be deemed to be a beneficial owner of the Subject Shares.

13D

CUSIP No. 018490102	Page 7 of 11

The Reporting Persons are responsible for the completeness and accuracy of the information concerning the Reporting Persons contained herein, but are not responsible for the completeness and accuracy of the information concerning Valeant contained herein.

As of the date hereof, none of the Reporting Persons own any shares of Common Stock other than the Subject Shares covered in this Statement.

(c) Exhibit 99.2, which is incorporated by reference into this Item 5(c) as if restated in full, describes all of the transactions in shares of Common Stock, forward purchase contracts and options that were effected in the past 60 days by the Reporting Persons for the benefit of PS Fund 1. Except as set forth in Exhibit 99.2 attached hereto, within the last 60 days, no reportable transactions were effected by any Reporting Person.

(e) Not applicable.

ITEM 6.	CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

On February 25, 2014, Pershing Square and Valeant entered into a Letter Agreement (the “Letter Agreement”) relating to PS Fund 1’s investment in Common Stock. Pursuant to the Letter Agreement, the parties thereto agreed, among other things, that:

•	Valeant and Pershing Square will become members in a newly formed jointly owned entity (which thereafter became known as PS Fund 1) and that entity will be the exclusive entity through which Pershing Square and funds advised by Pershing Square will acquire Issuer equity;

•	Valeant will contribute $75.9 million to the entity; Funds advised by Pershing Square will contribute in its discretion additional amounts to the entity and the entity will purchase equity in the Issuer;

•	Valeant will not, while Valeant, Pershing Square and/or the entity may be deemed a group, acquire beneficial ownership of Issuer equity, except in a business combination transaction with the Issuer or as a result of transactions by Pershing Square, the entity or any of their respective affiliates;

•	The entity will dissolve following the earliest to occur of several events, including the consummation of a business combination transaction with the Issuer or at such time that Valeant informs Pershing Square or the Issuer that it is no longer interested in pursuing a business combination transaction with the Issuer;

•	Income, gain and loss on $75.9 million in value of shares of Common Stock purchased by the entity will be allocated to Valeant and the remaining net profit realized by the entity will be allocated to funds advised by Pershing Square, except that Valeant will have a right to 15% of the net profits otherwise allocable to funds advised by Pershing Square if, before dissolution and at a time when a Valeant business combination proposal for the Issuer is outstanding, a proposal for a third party business combination with the Issuer is outstanding or made;

•	Valeant will consult with Pershing Square before making any material decisions relating to a business combination with the Issuer;

•	Pershing Square will direct the management of the entity (including the manner and timing of purchases and sales of Issuer equity) and will generally decide how the entity votes any securities it owns, except that until the Termination Time (as defined in the Letter Agreement) the entity will vote all of its shares of Common Stock in favor of a proposal by Valeant to acquire the Issuer and other proposals supported by Valeant and against proposals reasonably likely to impair the ability of Valeant to consummate a business combination with the Issuer, and, subject to limited exceptions, will not sell or otherwise reduce its economic ownership in Issuer equity;

13D

CUSIP No. 018490102	Page 8 of 11

•	At the election of Valeant, immediately prior to consummation of a Valeant business combination with the Issuer, Pershing Square will purchase, for $400 million, shares of Valeant common stock at a per share price reflecting a 15% discount to the then current market price;

•	If Valeant and the Issuer consummate a business combination transaction that permits stockholders of the Issuer to elect to receive Valeant common stock, Pershing Square will cause the entity to elect to receive Valeant common stock for all shares of Common Stock over which it controls that election; and

•	If Valeant and the Issuer consummate a business combination transaction, Pershing Square will, on the date of consummation, hold Valeant common stock with a then current value of at least $1.5 billion and, for a period of one year after that consummation, it will not sell shares of Valeant common stock unless after giving effect to the sale it continues to own at least $1.5 billion in value of Valeant common stock (and during that one year period it will not hedge its investment in that minimum number of shares).

Pershing Square formed PS Fund 1 and, pursuant to and in accordance with the Letter Agreement, Valeant USA, Pershing Square and certain funds advised by Pershing Square entered into an Amended and Restated Limited Liability Company Agreement for such entity that generally reflected the understandings set forth in the Letter Agreement (the “LLC Agreement”). The foregoing summaries of the Letter Agreement and the LLC Agreement are qualified in their entirety by reference to the actual language of those agreements, which are filed as Exhibit 99.3 and Exhibit 99.4 and incorporated herein by reference.

The Subject Shares are beneficially owned by the Reporting Persons. PS Fund 1 may, from time to time, enter into and dispose of options, forward purchase contracts or other derivative transactions with one or more counterparties that are based upon the value of shares of Common Stock, which transactions may be significant in amount. The profit, loss and/or return on such contracts may be wholly or partially dependent on the market value of the shares of Common Stock.

As of April 21, 2014, PS Fund 1 holds options to purchase 24,831,107 shares of Common Stock pursuant to various American-style call options with strike prices ranging from $1.20 to $1.33 and exercisable through dates ranging from March 4, 2015 to April 20, 2015. PS Fund 1 has also entered into certain forward purchase contracts with an expiration of April 22, 2015, covering 3,450,000 notional shares of the Issuer’s Common Stock. The forward purchase contracts may be settled by physical settlement or cash settlement. The consideration for the forward purchase contracts will be paid at settlement based on a forward price of $140.37 and 3,450,000 notional shares of the Issuer’s Common Stock. None of the options or forward purchase contracts gives the Reporting Persons direct or indirect voting, investment or dispositive control over any securities of the Issuer or requires the counterparty thereto to acquire, hold, vote or dispose of any securities of the Issuer. The counterparty to the options and the forward purchase contracts is an international investment bank. Please refer to Exhibit 99.2 hereto for additional information.

Except as described herein, none of the Reporting Persons or, to the knowledge of the Reporting Persons, any of the other persons identified in Item 2 above has any contracts, arrangements, understandings or relationships (legal or otherwise) with respect to any securities of the Issuer.

13D

CUSIP No. 018490102	Page 9 of 11

ITEM 7.	MATERIAL TO BE FILED AS AN EXHIBIT

Exhibit 99.1	Joint Filing Agreement, dated as of April 21, 2014, among Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman.

Exhibit 99.2	Trading data.

Exhibit 99.3	Letter Agreement, dated as of February 25, 2014, among Pershing Square Capital Management, L.P. and Valeant Pharmaceuticals International, Inc.

Exhibit 99.4	Amended and Restated Limited Liability Company Agreement of PS Fund 1, LLC, dated as of April 3, 2014, by and among Pershing Square Capital Management, L.P., Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., and Valeant Pharmaceuticals International.

13D

CUSIP No. 018490102	Page 10 of 11

SIGNATURES

After reasonable inquiry and to the best of each of the undersigned’s knowledge and belief, each of the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: April 21, 2014	PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

	By:	PS Management GP, LLC, its General Partner

	By:	/s/ William A. Ackman
William A. Ackman
Managing Member

PS MANAGEMENT GP, LLC

	By:	/s/ William A. Ackman
William A. Ackman
Managing Member

/s/ William A. Ackman
William A. Ackman

13D

CUSIP No. 018490102	Page 11 of 11

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Joint Filing Agreement, dated as of April 21, 2014, among Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman.

Exhibit 99.2	Trading data.

Exhibit 99.3	Letter Agreement, dated as of February 25, 2014, among Pershing Square Capital Management, L.P. and Valeant Pharmaceuticals International, Inc.

Exhibit 99.4	Amended and Restated Limited Liability Company Agreement of PS Fund 1, LLC, dated as of April 3, 2014, by and among Pershing Square Capital Management, L.P., Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., and Valeant Pharmaceuticals International.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED

PURSUANT TO RULE 13d-2(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

ALLERGAN, INC.

(Name of Issuer)

Common Stock

(Title of Class of Securities)

018490102

(CUSIP Number)

Roy J. Katzovicz, Esq.

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

212-813-3700

with a copy to:

Stephen Fraidin, Esq.

Richard M. Brand, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

212-446-4800

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

May 1, 2014

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box.  ☐

Note. Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*	The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes)

13D

CUSIP No. 018490102	Page 2 of 8

1	NAME OF REPORTING PERSON Pershing Square Capital Management, L.P.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS) (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (SEE INSTRUCTIONS) OO (See Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OR ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 28,878,538
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 28,878,538
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON 28,878,538
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11 9.7%(1)
14	TYPE OF REPORTING PERSON IA

(1)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 3 of 8

1	NAME OF REPORTING PERSON PS Management GP, LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS) (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (SEE INSTRUCTIONS) OO (See Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OR ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 28,878,538
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 28,878,538
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON 28,878,538
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11 9.7%(2)
14	TYPE OF REPORTING PERSON OO

(2)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 4 of 8

1	NAME OF REPORTING PERSON William A. Ackman
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS) (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (SEE INSTRUCTIONS) OO (See Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OR ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 28,878,538
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 28,878,538
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON 28,878,538
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11 9.7%(3)
14	TYPE OF REPORTING PERSON IN

(3)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

Item 1.	Security and Issuer

This amendment No. 1 to Schedule 13D (this “Amendment No. 1”), which amends and supplements the statement on Schedule 13D filed on April 21, 2014 (as amended and supplemented by this Amendment No. 1, the “Schedule 13D”) by (i) Pershing Square Capital Management, L.P., a Delaware limited partnership (“Pershing Square”); (ii) PS Management GP, LLC, a Delaware limited liability company (“PS Management”) and (iii) William A. Ackman, a citizen of the United States (together with Pershing Square and PS Management, the “Reporting Persons”) relates to the common stock, par value $0.01 per share (the “Common Stock”), of Allergan, Inc., a Delaware corporation (the “Issuer”). The principal executive offices of the Issuer are located at: 2525 Dupont Drive, Irvine, California, 92612.

Capitalized terms not defined in this Amendment No. 1 shall have the meaning ascribed to them in the Schedule 13D. Except as set forth herein, the Schedule 13D is unmodified.

As of May 2, 2014, the Reporting Persons beneficially owned an aggregate of 28,878,538 shares of Common Stock, representing approximately 9.7% of the shares of Common Stock issued and outstanding.

Item 3.	Source and Amount of Funds or Other Consideration

Item 3 of the Schedule 13D is hereby amended and supplemented by adding the following information:

On May 1, 2014, early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was granted with respect to the holdings of PS Fund 1 of shares of Common Stock.

On May 1, 2014, PS Fund 1 exercised American-style call options to purchase 24,831,107 shares of Common Stock for an aggregate exercise price of $2,552,338. On May 1, 2014, PS Fund 1 also paid the applicable forward purchase price under the forward purchase contracts to purchase 3,450,000 shares of Common Stock for a total consideration of $479,609,605. The source of funding for such transactions was derived from capital contributed by funds advised by Pershing Square.

Item 4.	Purpose of the Transaction

The purpose of the transactions effected on May 1, 2014 was to acquire voting securities of the Issuer.

Item 5.	Interest in Securities of the Issuer

Item 5 of the Schedule 13D is hereby amended and supplemented by adding the following information:

(a), (b) Based upon the Issuer’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014, there were 299,108,984 shares of Common Stock issued and outstanding as of March 11, 2014.

Based on the foregoing, as of May 2, 2014, the 28,878,538 shares of Common Stock (the “Subject Shares”) beneficially owned by the Reporting Persons represent approximately 9.7% of the shares of Common Stock issued and outstanding. The Subject Shares include 597,431 shares of Common Stock previously purchased by PS Fund 1, the 24,831,107 shares of Common Stock purchased by PS Fund 1 upon exercise of American-style call options and the 3,450,000 shares of Common Stock purchased under the forward purchase contracts.

Management may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, William A. Ackman may be deemed to be a beneficial owner of the Subject Shares.

The Reporting Persons are responsible for the completeness and accuracy of the information concerning the Reporting Persons contained herein, but are not responsible for the completeness and accuracy of the information concerning Valeant contained herein.

As of the date hereof, none of the Reporting Persons own any shares of Common Stock other than the Subject Shares covered in this Statement.

(c) Exhibit 99.2 and the transactions described in Item 3 herein, which are incorporated by reference into this Item 5(c) as if restated in full, describe all of the transactions in shares of Common Stock, forward purchase contracts and options that were effected in the past 60 days by the Reporting Persons for the benefit of PS Fund 1. Except as set forth in Exhibit 99.2 and in Item 3 herein, within the last 60 days, no reportable transactions were effected by any Reporting Person.

(e) Not applicable.

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Item 6 of the Schedule 13D is hereby amended and supplemented by adding the following information:

The disclosures in Item 3 are incorporated herein by reference.

SIGNATURES

After reasonable inquiry and to the best of each of the undersigned’s knowledge and belief, each of the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: May 2, 2014	PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

	By:	PS Management GP, LLC, its General Partner

	By:	/s/ William A. Ackman
William A. Ackman
Managing Member

PS MANAGEMENT GP, LLC

	By:	/s/ William A. Ackman
William A. Ackman
Managing Member

/s/ William A. Ackman
William A. Ackman

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Joint Filing Agreement, dated as of April 21, 2014, among Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman.*

Exhibit 99.2	Trading data.*

Exhibit 99.3	Letter Agreement, dated as of February 25, 2014, among Pershing Square Capital Management, L.P. and Valeant Pharmaceuticals International, Inc.*

Exhibit 99.4	Amended and Restated Limited Liability Company Agreement of PS Fund 1, LLC, dated as of April 3, 2014, by and among Pershing Square Capital Management, L.P., Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., and Valeant Pharmaceuticals International.*

*	Previously Filed

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED

PURSUANT TO RULE 13d-2(a)

Under the Securities Exchange Act of 1934

Amendment No. 2

ALLERGAN, INC.

(Name of Issuer)

Common Stock

(Title of Class of Securities)

018490102

(CUSIP Number)

Roy J. Katzovicz, Esq.

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

212-813-3700

with a copy to:

Stephen Fraidin, Esq.

Richard M. Brand, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

212-446-4800

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

May 5, 2014

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box.  ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*	The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes)

13D

CUSIP No. 018490102	Page 2 of 7

1	NAME OF REPORTING PERSON Pershing Square Capital Management, L.P.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS) (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (SEE INSTRUCTIONS) OO (See Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 28,878,538
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 28,878,538
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON 28,878,538
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11 9.7%(1)%
14	TYPE OF REPORTING PERSON IA

(1)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 3 of 7

1	NAMES OF REPORTING PERSON PS Management GP, LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS) (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO (See Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 28,878,538
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 28,878,538
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 28,878,538
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11 9.7%(2)
14	TYPE OF REPORTING PERSON OO

(2)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

13D

CUSIP No. 018490102	Page 4 of 7

1	NAME OF REPORTING PERSON William A. Ackman
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS) (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS (SEE INSTRUCTIONS) OO (See Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 28,878,538
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 28,878,538
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON 28,878,538
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11 9.7%(3)%
14	TYPE OF REPORTING PERSON IN

(3)	Calculated based on 299,108,984 shares of common stock, $0.01 par value, of Allergan, Inc., outstanding as of March 11, 2014, as reported in Allergan, Inc.’s Definitive Proxy Statement on Schedule 14-A, as filed with the Securities and Exchange Commission on March 26, 2014.

Item 1.	Security and Issuer.

This amendment No. 2 to Schedule 13D (this “Amendment No. 2”), which amends and supplements the statement on Schedule 13D filed on April 21, 2014 (the “Original 13D”), as amended and supplemented by amendment No. 1 (“Amendment No. 1”), filed on May 2, 2014 (the Original 13D as amended and supplemented by Amendment No. 1 and this Amendment No. 2, the “Schedule 13D”), by (i) Pershing Square Capital Management, L.P., a Delaware limited partnership (“Pershing Square”); (ii) PS Management GP, LLC, a Delaware limited liability company (“PS Management”) and (iii) William A. Ackman, a citizen of the United States (together with Pershing Square and PS Management, the “Reporting Persons”) relates to the common stock, par value $0.01 per share (the “Common Stock”), of Allergan, Inc., a Delaware corporation (the “Issuer”). The principal executive offices of the Issuer are located at: 2525 Dupont Drive, Irvine, California, 92612.

Capitalized terms not defined in this Amendment No. 2 shall have the meaning ascribed to them in the Schedule 13D. Except as set forth herein, the Schedule 13D is unmodified.

Item 4.	Purpose of Transaction.

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following information:

On May 5, 2014, Pershing Square sent a letter to Michael R. Gallagher, the lead director of the Issuer, concerning the business combination transaction currently proposed by Valeant, pursuant to which the Issuer’s shareholders will receive a combination of cash and Valeant common shares, and certain other matters. The letter is attached as Exhibit 99.5 and incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.

Exhibit 99.5	Letter to Michael R. Gallagher from Pershing Square Capital Management, L.P., dated as of May 5, 2014.

SIGNATURES

After reasonable inquiry and to the best of each of the undersigned’s knowledge and belief, each of the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: May 5, 2014

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

PS MANAGEMENT GP, LLC

By:	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

By:	/s/ William A. Ackman
Name:	William A. Ackman

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Joint Filing Agreement, dated as of April 21, 2014, among Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman.*

Exhibit 99.2	Trading data.*

Exhibit 99.3	Letter Agreement, dated as of February 25, 2014, among Pershing Square Capital Management, L.P. and Valeant Pharmaceuticals International, Inc.*

Exhibit 99.4	Amended and Restated Limited Liability Company Agreement of PS Fund 1, LLC, dated as of April 3, 2014, by and among Pershing Square Capital Management, L.P., Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., and Valeant Pharmaceuticals International.*

Exhibit 99.5	Letter to Michael R. Gallagher from Pershing Square Capital Management, L.P., dated as of May 5, 2014.

*	Previously Filed.

EXHIBIT C

Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN that, on behalf of PS Fund 1, LLC, Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), on May 12, 2014, does hereby make, constitute and appoint (i) Kirkland & Ellis LLP, Sullivan & Cromwell LLP and their respective partners, associates, employees and other persons designated by Kirkland & Ellis LLP or Sullivan & Cromwell LLP; and (ii) D.F. King & Co., Inc., Mackenzie Partners Inc. and their respective employees or other persons designated by D.F. King & Co., Inc. or Mackenzie Partners Inc., in each case (i) through (ii), as PS Fund 1, LLC’s true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of Allergan, Inc., a Delaware corporation (the “Company”), to seek the production, and to engage in the inspection, and to make copies and extracts from, records and documents of every kind and description, including all Stocklist Materials (as such term is defined in such letter) that PS Fund 1, LLC demanded pursuant to Section 220 of the General Corporation Law of the State of Delaware (“DGCL”) by letter dated May 12, 2014.

PSCM reserves all rights on its part to do any act that said attorneys and agents hereby are authorized to do or perform. This Power of Attorney may be terminated by PSCM or said attorneys and agents by written notice to the other.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

EXHIBIT D

Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT (this “Agreement”) dated as of May 12, 2014, by and between Pershing Square Capital Management, L.P., a Delaware limited partnership, on behalf of PS Fund 1, LLC, a Delaware limited liability company (the “Requesting Stockholder”), and Allergan, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Requesting Stockholder is the beneficial owner of 28,878,538 shares of common stock, par value $0.01 per share, of the Company;

WHEREAS, the Requesting Stockholder has made a demand (the “Demand”) to inspect, and make copies and extracts from, the Stocklist Materials (as such term is defined in the Demand) pursuant to Section 220 of the General Corporation Law of the State of Delaware (“DGCL”) by letter dated May 12, 2014; and

WHEREAS, the Company has agreed to make the Stocklist Materials available for inspection, copying and extracting by the Requesting Stockholder in response to the Demand, subject to the confidentiality provisions contained in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Stocklist Materials. Subject to the confidentiality provisions set forth herein and promptly after the undersigned parties’ execution of this Agreement, the Company shall make available the Stocklist Materials for inspection, copying and extracting by the Requesting Stockholder and its Representatives (as defined below).

2. Purpose. The Requesting Stockholder agrees that it will treat the Stocklist Materials as confidential and will not disclose, publish or communicate such documents or the contents thereof to anyone, either directly or indirectly, for any purpose other than the purposes stated by the Requesting Stockholder in the Demand. The Requesting Stockholder expressly agrees that it will use the Stocklist Materials only for the purposes stated in the Demand.

3. Permitted Disclosure. The Requesting Stockholder shall be permitted to disclose the Stocklist Materials only (a) to its members and their respective affiliates, officers, directors, employees, agents, advisors or other representatives on a need-to-know basis for the purpose set forth in the Demand or who are assisting the Requesting Stockholder with actions in connection with the purpose set forth in the Demand (collectively, “Representatives”); provided, however, that the Requesting Stockholder shall instruct such Representatives to keep the Stocklist Materials confidential in accordance with the terms of this Agreement; or (b) as required by law, regulation or legal process, including as required by the Securities and Exchange Commission or the New York Stock Exchange; provided, however, that the Requesting Stockholder shall (i) to the extent permitted by law, regulation and legal process, provide prompt notice to the Company of any such requirement, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement; (ii) furnish only such Stocklist Materials as is, in the determination of the Requesting Stockholder’s counsel, required to be disclosed; and (iii) exercise the Requesting Stockholder’s reasonable best efforts to obtain assurance that confidential treatment will be accorded to any Stocklist Materials that are compelled to be disclosed.

4. Enforcement. The parties agree that each shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement, in addition to all other remedies available at law or in equity.

5. Governing Law; Venue and Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflict of laws thereof. The parties agree that the Court of Chancery of the State of Delaware (the “Court”) shall have exclusive jurisdiction over disputes arising hereunder, and the parties hereby consent to such venue and submit to the jurisdiction of the Court.

6. General Provisions. Captions and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. This Agreement may be amended, changed, modified, altered or terminated only by written instruments signed by the parties hereto. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. Each of the undersigned represents and warrants that they are duly authorized to enter into this Agreement. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which shall constitute a single instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf’) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.,
as manager of PS Fund 1, LLC

Name:
Title:

ALLERGAN, INC.

Name:
Title: